Exhibit 10.2

SIXTH OMNIBUS LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS SIXTH OMNIBUS LOAN MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) dated and made effective as of April 12, 2018, by and between ALEXANDER’S REGO SHOPPING CENTER, INC., a Delaware corporation with an office at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association with an office at 1 Federal Street, 9th Floor, Boston, Massachusetts 02110 (“Bank”).

RECITALS:

A.    Pursuant to that certain Loan Agreement dated March 10, 2009, by and between Bank and Borrower (the “Original Loan Agreement”), as amended by that certain First Omnibus Loan Modification and Extension Agreement dated March 12, 2012, and made effective as of March 10, 2012 (the “First Modification”), and by that certain Second Omnibus Loan Modification and Extension Agreement dated and made effective as of March 8, 2013 (the “Second Modification”), and by that certain Third Omnibus Loan Modification and Extension Agreement dated and made effective as of March 10, 2015 (the “Third Modification”), and by that certain Fourth Omnibus Loan Modification and Extension Agreement dated and made effective as of March 8, 2016 (the “Fourth Modification”), and by that certain Fifth Omnibus Loan Modification and Extension Agreement dated and made effective as of March 12, 2018 (the “Fifth Modification”); the Original Loan Agreement, as amended by the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification and as further amended hereby, the “Loan Agreement”), Bank made a loan to Borrower in the aggregate principal amount of up to $78,245,641.77 (the “Loan”), which is evidenced by, among other things, that certain Amended and Restated Promissory Note dated March 10, 2009, given by Borrower to Bank in the stated principal amount of $78,245,641.77 (as amended by the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification and as further amended hereby, the "Note").

B.    Capitalized terms used and not defined herein have the meaning ascribed to them in the Loan Agreement.

C.    The Loan is secured by, among other things, an Amended and Restated Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated March 10, 2009, from Borrower in favor of Bank (the “Original Mortgage”), as amended by a certain Mortgage Modification Agreement dated March 12, 2012, and made effective as of March 10, 2012 (the “First Mortgage Modification”), and by a certain Second Mortgage Modification Agreement dated and made effective as of March 8, 2013 (the “Second Mortgage Modification”), and by a certain Third Mortgage Modification Agreement dated and made effective as of March 10, 2015 (the “Third Mortgage Modification”), and as further amended by a certain Fourth Mortgage Modification Agreement dated and made effective as of March 8, 2016 (the “Fourth Mortgage Modification”; the Original Mortgage, as amended by the First Mortgage Modification, the Second Mortgage Modification, the Third Mortgage Modification, and the Fourth Mortgage Modification, collectively, the “Mortgage”), which encumbers certain property owned by Borrower located in the Borough of Queens, County of Queens, State of New York, which is more specifically described in the Mortgage (the “Property”), and an assignment of leases and rentals of the Property (the “Assignment of Rents”).
D.    As a further inducement to the Bank to make the Loan, and as a condition precedent thereto, Borrower deposited with Bank $78,245,641.77 cash, in readily available funds (the “Deposit”), to serve as cash collateral for the Obligations (as hereinafter defined) and a source for satisfaction of the Obligations. The Deposit has been and shall continue to be held and maintained by the Bank in the Deposit Account pursuant to the terms of the Loan Agreement and that certain Cash Pledge Agreement dated March 10, 2009, by and between Borrower and Bank (as amended by the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification and as further amended hereby, the “Pledge Agreement”).
E.    The Loan Agreement, Note, Pledge Agreement, Mortgage, Assignment of Rents, and the other instruments, documents and agreements that evidence and secure the Loan are collectively referred to as the “Loan Documents”. The principal of and all interest on the Loan, all of Borrower’s other obligations under the Loan Documents, including without limitation all fees, costs and expenses of Bank incurred in connection with the Loan are hereinafter collectively referred to as the “Obligations.”
F.    The Loan originally matured on March 10, 2012, and pursuant to the First Modification Borrower and Bank agreed to extend the term of the Loan to March 10, 2013, subject to and in accordance with the terms of the First Modification. Thereafter, pursuant to the Second Modification, Borrower and Bank agreed to further extend the term of the Loan to March 10, 2015, subject to and in accordance with the terms of the Second Modification. Thereafter, pursuant to the Third Modification, Borrower and Bank agreed to further extend the term of the Loan to March 10, 2016, subject to and in accordance with the terms of the Third Modification. Thereafter, pursuant to the Fourth Modification, Borrower and Bank agreed to further extend the term of the Loan to March 12, 2018. Thereafter, pursuant to the Fifth Modification, Borrower and Bank Agreed to further extend the term of the Loan to April 12, 2018.
G.    Accordingly, the Loan matures on April 12, 2018, and Borrower does not have any options to extend the term of the Loan.
H.    Notwithstanding anything to the contrary set forth in the Loan Agreement, Borrower has requested that Bank agree to extend the term of the Loan for one (1) month, to May 12, 2018, and Bank has agreed to extend the term of the Loan to May 12, 2018, subject to and in accordance with the terms of this Agreement.
I.    Borrower and Bank desire to enter into this Agreement in order to confirm the aforesaid extension and to amend certain provisions of the Loan Documents relative to, inter alia, repayment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby covenant and agree as follows:

1.    Incorporation. The Recitals set forth at the beginning of this Agreement are hereby incorporated in and made a part of this Agreement by this reference.

2.    Acknowledgment of Outstanding Principal Balance; Funds. Borrower and Bank agree that as of the date hereof the outstanding principal balance of the Loan is $78,245,641.77, and the amount of Funds on deposit in the Deposit Account is $78,245,641.77. The Funds shall continue to remain on deposit in Deposit Account for the entire term of the Loan.

3.    Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions:

(a)    Borrower shall have executed and delivered this Agreement to Bank.

(b)    Borrower shall have taken, or caused to be taken such other actions and executed and delivered such other documentation as may be reasonably requested by Bank or its counsel in order to give effect to this Agreement, and to perform, preserve and protect the continued priority and effectiveness of the Loan Documents, as hereby amended.

(c)    Borrower shall have paid in full all out-of-pocket costs and expenses incurred by Bank in connection with this Agreement, including without limitation legal fees and expenses.

By execution and delivery of this Agreement, Bank acknowledges that the conditions precedent to the effectiveness of this Agreement have either been satisfied or waived.

4.    Extension of Maturity Date. Upon execution and delivery of this Agreement, and satisfaction of the conditions to effectiveness set forth in Section 3 hereof, Borrower and Bank hereby agree to extend the term of the Loan from April 12, 2018, to May 12, 2018. The Loan shall mature, and be due and payable in full, on May 12, 2018.

5.    Modifications to Loan Agreement.

(a)    The “DEFINITIONS” Section of the Loan Agreement is hereby amended to amend and restate in its entirety the following definition:

““Maturity Date”: May 12, 2018.”

(b)    All references to the “Maturity Date” contained in the Loan Agreement shall be deemed to mean and refer to “May 12, 2018.”

6.    Modifications to Pledge Agreement. All references to “Loan Agreement” or “Note” contained in the Pledge Agreement shall be deemed to be the “Loan Agreement” or “Note” as amended by and defined in this Agreement.

7.    Modifications to Note.

(a)    All references to “Loan Agreement” contained in the Note shall be deemed to be the “Loan Agreement” as amended by and defined in this Agreement.

(b)    All references to “Pledge” contained in the Note shall be deemed to be the Pledge” as amended by and defined in this Agreement.

(c)    All references to “Mortgage” contained in the Note shall be deemed to be the “Mortgage” as defined in this Agreement.

(d)    All references to the “Maturity Date” contained in the Note shall be deemed to mean and refer to “May 12, 2018.”

8.    Modifications to Loan Documents. All references in the Loan Documents to the “Loan Agreement,” “Pledge Agreement or Pledge,” or the “Note” shall mean the “Loan Agreement,” the “Pledge Agreement,” or the “Note” as amended by this Agreement.

9.    No Defenses, Counterclaims or Rights of Offset. As a material inducement to Bank to enter into this Agreement, Borrower hereby acknowledges, admits, and agrees that, as of the date of the execution and delivery of this Agreement, there exists no rights of offset, defense, counterclaims, claims, or objections in favor of Borrower against the Bank with respect to the Loan Documents, as amended to date or alternatively, that any and all such rights of offset, defenses, counterclaims, claims, or objections are hereby unconditionally and irrevocably waived and released

10.    No Other Changes or Modification. Nothing contained in this Agreement shall (a) be deemed to cancel, extinguish, release, discharge or constitute payment or satisfaction of the Note or to affect the obligations represented by the Note, or (b) be deemed to impair in any manner the validity, enforceability or priority in the Loan Agreement, the Mortgage, the Pledge Agreement or the lien thereof against the Project, Mortgaged Property or Cash Collateral.

11.    Confirmation and Reaffirmation. All of the terms, covenants, conditions, waivers and consents contained in the Loan Documents shall, remain in full force and effect. The Loan Documents, as hereby amended, and the indebtedness evidenced thereby are hereby ratified and confirmed, and each and every grant, provision, covenant, condition, obligation, right and power contained therein or existing with respect thereto shall continue in full force and effect. Borrower hereby acknowledges and agrees that the Loan Documents, as amended, are enforceable against Borrower in accordance with their terms.

12.    Further Assurances. Upon request of the Bank, Borrower shall make, execute, and deliver (or shall cause to be made, executed, and delivered) to Bank any and all such other documents and instruments that they may consider reasonably necessary to correct any errors in or omissions from this Agreement, or any of the Loan Documents, or to effectuate, complete, perfect, continue or preserve their respective obligations thereunder or any of the liens, security interests, grants, rights, or other interests of or in favor of Bank thereunder. Borrower shall take all such actions that Bank may reasonably request from time to time in order to accomplish and satisfy the provisions of this Agreement.

13.    Miscellaneous.

(a)    The caption and section headings in this Agreement are for convenience only and are not intended to define, alter, limit or enlarge in any way the scope of the meaning of this Agreement or any term or provisions set forth in this Agreement.

(b)    This Agreement may be executed in any number of identical original counterparts or facsimile counterparts, followed by ink-signed originals, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(c)    This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and obligations of such parties hereunder are and at all times shall be deemed to be for the exclusive benefit of such parties and their respective successors and assigns, and nothing set forth herein shall be deemed to be for the benefit of any other person.

(d)    This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF this Sixth Omnibus Loan Modification and Extension Agreement has been duly executed and delivered as of the date set forth in the introductory paragraph hereof.

BORROWER:

ALEXANDER’S REGO SHOPPING CENTER, INC.

By: /s/ Alan J. Rice
Name: Alan J. Rice
Its:

BANK:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ David Heller
Name: David Heller
Title: Senior Vice President

[Signature page to Sixth Omnibus Loan Modification and Extension Agreement]